EXHIBIT 4.04.7





          SIXTH AMENDMENT AND CONSENT, dated as of August __, 1996 (this "Amendment"), to and of the Amended and Restated Credit Agreement, dated as of July 1, 1993 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms used herein and not otherwise defined herein are used herein as therein defined), among SAKS & COMPANY (the "Company"), the Lenders from time to time parties thereto (the "Banks") and THE CHASE MANHATTAN BANK, successor by merger to Chemical Bank, as administrative agent for the Banks (in such capacity, the "Administrative Agent").



                           W I T N E S S E T H :
                           - - - - - - - - - -
WHEREAS, the Company has requested the Banks to consent to certain matters regarding certain provisions of the Credit Agreement; and

WHEREAS, the Banks party hereto are willing to consent to such matters and to amend the Credit Agreement, but only on, and subject to, the terms and conditions hereof;

          NOW, THEREFORE, in consideration of the mutual premises and mutual agreements contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Banks party hereto and the Administrative Agent hereby agree as follows:



         Section 1  Consents and Waivers.
                    --------------------


         (a) Notwithstanding anything to the contrary in the Credit Documents, Holdings shall be permitted to issue up to an aggregate principal amount of $300 million of unsecured convertible subordinated notes (the "Holdings Notes") having (i) no scheduled maturity, amortization or mandatory redemption or purchase prior to the sixth anniversary of the date of issuance, (ii) an interest rate no greater than 7.5% per annum and
(iii) such other terms and conditions that conform in all material respects to the terms described under cover of a letter dated August 22, 1996 from the Company to the Administrative Agent, except as otherwise consented to by the Administrative Agent, which consent shall not be unreasonably withheld; provided that the net proceeds of such issuance shall be loaned
          --------
to the Company in accordance with Section 1(b) hereof.



         (b) Notwithstanding anything to the contrary in the Credit Documents, the Company shall be permitted to incur unsecured, subordinated Indebtedness to Holdings in an aggregate principal amount not to exceed the aggregate principal amount of the Holdings Notes (the "Intercompany Debt"); provided, however, (a) that promptly upon such issuance the Company shall
- --------  -------
apply the net proceeds of the Intercompany Debt to the prepayment of the New Term Loans in full in accordance with the terms of subsection 6.4(a) of the Credit Agreement, except that the proviso in the first sentence thereof prohibiting prepayments of Eurodollar Loans on other than the last day of an Interest Period with respect thereto shall have no effect; (b) the Intercompany Debt



         SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
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



(i) shall only be mandatorily prepayable or redeemable to the extent the Holdings Notes are mandatorily prepayable or redeemable, (ii) shall have the same interest rate as the Holdings Notes, and (iii) shall have other terms and conditions reasonably satisfactory to the Administrative Agent; and (c) the Company and its Subsidiaries shall not, without the consent of the Required Banks, optionally prepay, redeem, purchase or defease any of the Intercompany Debt or the Holdings Notes. The Company shall reimburse the Banks for any costs incurred in connection with the prepayment of a Eurodollar Loan on other than the last day of an Interest Period with respect thereto in accordance with subsection 6.12(d) of the Credit Agreement.

         (c) Provided that no Default or Event of Default shall have occurred and be continuing, notwithstanding anything to the contrary in the Credit Documents, the Company shall be permitted to amend, supplement or otherwise modify the terms of the Subordinated Debt Indenture as the Company may deem reasonably necessary or desirable to provide for the prepayment (optional or mandatory, in whole or in part), retirement, redemption, purchase or defeasement of, and may so prepay, retire, redeem, purchase or defease, the Subordinated Notes on or after the date hereof.

          Section 2 Representations and Warranties.    To induce the Banks
                    ------------------------------
to enter into this Amendment, the Company hereby represents and warrants to the Banks as of the date hereof that the representations and warranties made by the Company in the Credit Agreement are true and correct in all material respects on and as of the date hereof, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the date hereof unless expressly stated to relate to and earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          Section 3 Expenses.    The Company agrees to pay or reimburse the
                    --------
Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of Simpson, Thacher & Bartlett, counsel to the Administrative Agent.

          Section 4 Credit Document Acknowledgment.  The Administrative
                    ------------------------------
Agent shall receive from each Credit Party with respect to the Credit Documents to which it is a party an acknowledgment and consent substantially in the form of Exhibit A hereto to the execution, delivery and performance of this Amendment and the transactions contemplated hereby and that such execution, deliver and performance shall not affect such Credit Party's obligations under any Credit Document.

          Section 5 Effectiveness.    This Amendment shall become effective
                    -------------
upon the date that the Administrative Agent shall have received counterparts of this



         SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
         ----------------------------------------------------------

Amendment, duly executed by the Company, the Required Banks and the Administrative Agent.

          Section 6 Continuing Effect of Credit Agreement.    Except for
                    -------------------------------------
the amendments, consents and waivers expressly provided herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

          Section 7 Counterparts.    This Amendment may be executed in any
                    ------------
number of counterparts by the parties hereto, and all of said counterparts, when taken together, shall be deemed to constitute one and the same instrument.

          Section 8 Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY,
                    -------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.





         SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
         ----------------------------------------------------------

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the date first above written.

                              SAKS & COMPANY



                              By:  /s/
                                 ----------------------------------
                                   Title: Vice President, Treasurer

                              THE CHASE MANHATTAN BANK, as Administrative
                                 Agent and as a Bank



                              By:  /s/ NEIL R. BOYLAN
                                 ----------------------
                                           NEIL R. BOYLAN
                                   Title:  VICE PRESIDENT


                              ARAB BANKING CORPORATION, as a Bank



                              By:  /s/ Louise Billero
                                 -----------------------
                                   Title: Vice President



                              BANK OF SCOTLAND, as a Bank



                              By:  /s/
                                 ----------------------
                                   Title: VICE PRESIDENT
                                          BANK OF SCOTLAND



         SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
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



                              THE BANK OF TOKYO -- MITSUBISHI TRUST
                                 COMPANY, as successor by merger to The
                                 Bank of Tokyo Trust Company, as a Bank



                              By:
                                 ----------------------
                                   Title:



                              THE BANK OF TOKYO -- MITSUBISHI LIMITED, NEW
                                 YORK BRANCH, as successor by merger to The
                                 Mitsubishi Bank Ltd., as a Bank



                              By:
                                 ----------------------

                                   Title:

                              BANQUE FRANCAISE DU COMMERCE EXTERIEUR, as a
                                 Bank



                              By:
                                 ----------------------

                                   Title:

                              By:
                                 ----------------------

                                   Title:




         SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
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



                              BANKERS TRUST COMPANY,
                                 as a Bank



                              By:  /s/ MARY KAY COYLE
                                 ----------------------
                                       MARY KAY COYLE
                                   Title: MANAGING DIRECTOR



                              CANADIAN IMPERIAL BANK OF COMMERCE, as a Bank



                              By:
                                 ----------------------
                                   Title:



                              THE CIT GROUP/BUSINESS CREDIT, INC., as a
                                 Bank



                              By:
                                 ----------------------

                                   Title:



                              COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                                 EUROPEENNE,
                                 as a Bank



                              By:  /s/ Marcus Edward
                                 ----------------------
                                          Marcus Edward
                                   Title: Vice President

                              By:  /s/ Sean Mounier
                                 ----------------------
                                            Sean Mounier
                                   Title:   First Vice President



         SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
         ----------------------------------------------------------

                              CREDIT SUISSE, as a Bank



                              By:  CHRIS T. HORGAN      JOEL GLODOV
                                 ----------------------
                                          CHRIS T. HORGAN      JOEL GLODOV
                                   Title: ASSOCIATE            MEMBER OF SENIOR
                                                                 MANAGEMENT



                              FIRST UNION, as a Bank



                              By:  /s/
                                 ----------------------
                                   Title: AVP



                              GIROCREDIT BANK, as a Bank



                              By:  /s/
                                 ----------------------
                                   Title:



                              ING CAPITAL ADVISORS, AS AGENT FOR BANK
                                 SYNDICATE ACCOUNT, as a Bank



                              By:  /s/ Kathleen A. Lanarcic
                                 ----------------------
                                           Kathleen A. Lanarcic
                                   Title: Vice President & Portfolio Manager



         SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
         ----------------------------------------------------------

                              THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED,
                                 NEW YORK BRANCH, as a Bank



                              By:
                                 ----------------------

                                   Title:



                              MELLON BANK, as a Bank



                              By:
                                 ----------------------

                                   Title:



                              MERRILL LYNCH PRIME RATE PORTFOLIO, as a Bank



                              By:  /s/ JOHN W. FRASER
                                 -------------------------
                                            JOHN W. FRASER
                                   Title:   AUTHORIZED SIGNATORY



                              MERRILL LYNCH SENIOR FLOATING RATE FUND,
                                 INC., as a Bank



                              By:  /s/ JOHN W. FRASER
                                 ----------------------
                                            JOHN W. FRASER
                                   Title:   AUTHORIZED SIGNATORY



         SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
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



                              MIDLAND BANK, PLC, as a Bank



                              By:
                                 ----------------------

                                   Title:



                              NIPPON CREDIT, as a Bank



                              By:  /s/
                                 ----------------------
                                   Title: Assistant Vice President



                              PILGRIM PRIME RATE TRUST,
                                 as a Bank



                              By:  /s/ HOWARD TIFFEN
                                 ----------------------
                                             HOWARD TIFFEN
                                   Title:    Senior Vice President



                              POSTIPANKKI  LTD., as a Bank



                              By:
                                 ----------------------

                                   Title:

                              By:
                                 ----------------------

                                   Title:



         SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
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



                              DEAN WITTER INTERCAPITAL,
                                 as a Bank



                              By:
                                 ----------------------

                                   Title:



                              PROTECTIVE LIFE ASSET
                                 INSURANCE COMPANY, as a Bank



                              By:  /s/ Mark K. Okada CFA
                                 ----------------------
                                           Mark K. Okada CFA
                                   Title:       Principal
                                           Protective Asset Management Co.



                              SOCIETE GENERALE, as a Bank



                              By:  Karel Vasak
                                 ----------------------
                                   Title:  Karel Vasak
                                           Vice President and
                                           Senior relationship Director



                              THE SUMITOMO TRUST & BANKING CO., LTD., NY
                                 BRANCH, as a Bank



                              By:
                                 ----------------------

                                   Title:



         SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
         ----------------------------------------------------------

                              SWISS BANK CORPORATION, NY BRANCH, as a Bank



                              By:
                                 ----------------------

                                   Title:



                              VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME
                                 TRUST,
                                 as a Bank



                              By:  /s/ JEFFREY W. MAILLET
                                 ----------------------
                                       JEFFREY W. MAILLET
                                   Title: Sr. Vice Pres. - Portfolio Mgr.



                              WELLS FARGO BANK, as a Bank



                              By:
                                 ----------------------

                                   Title:




         SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
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


                                                            EXHIBIT A TO
                                                         SIXTH AMENDMENT



                         ACKNOWLEDGMENT AND CONSENT

     Each of the undersigned corporations hereby:

     (a) acknowledges and consents to (i) the execution, delivery and performance of the Sixth Amendment and Consent dated as of August __, 1996 (the "Amendment") to and of the Amended and Restated Credit Agreement,
      ---------
dated as of July 1, 1993 (as amended by the Amendment and as further amended, supplemented or otherwise modified from time to time, the "Amended
                                                                    -------
Credit Agreement"), among Saks & Company (the "Company"), the financial
- ----------------                               -------
institutions from time to time parties thereto (the "Banks") and The Chase
                                                     -----
Manhattan Bank, successor by merger to Chemical Bank administrative agent

(in such capacity, the "Administrative  Agent"), and (ii) the transactions
                        ---------------------
contemplated thereby;

     (b) agrees that such execution, delivery and performance shall not in any way affect such corporation's obligations under any Credit Document (as defined in the Amended Credit Agreement) to which such corporation is a party or, in the case of the Company, the Trademark Security Agreement dated as of July 2, 1990 (as amended, supplemented or otherwise modified from time to time, the "Trademark Agreement"); and
                        -------------------

     (c) agrees and acknowledges that all references and in any Credit Document to which such corporation is a party or, in the case of the Company, in the Trademark Agreement to the "Credit Agreement" are references to the "Amended Credit Agreement."







           SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
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




     Dated:   ________, 1996

                              SAKS & COMPANY

                      By: /s/ Robert J. Vill
                         ----------------------------
                         Name:  Robert J. Vill
                         Title: Vice President, Treasurer



                              SAKS HOLDINGS, INC.

                      By:  Richard F. Zannino
                         ----------------------------
                         Name:  Richard F. Zannino
                         Title: Executive VP, CFO, Treasurer


                              CAFE SFA-MINNEAPOLIS, INC.
                              THE RESTAURANT AT SAKS FIFTH
                                  AVENUE CORPORATION
                              SAKS FIFTH AVENUE FOOD
                                 CORPORATION

                      By:  Victoria Carter
                         ----------------------------
                         Name:   Victoria Carter
                         Title:  Vice President, Secretary, Treasurer

                              SAKS FIFTH AVENUE, INC.
                              SAKS FIFTH AVENUE, ATLANTA, INC.
                              SAKS-CHICAGO, INC.
                              SAKS FIFTH AVENUE-LOUISIANA, INC.
                              SAKS FIFTH AVENUE OF MISSOURI, INC.
                              SAKS FIFTH AVENUE OF OHIO, INC.
                              SAKS FIFTH-AVENUE-STAMFORD, INC.
                              SAKS FIFTH AVENUE OF TEXAS, INC.
                              SAKS SPECIALTY STORES, INC.
                              SFA DATA PROCESSING, INC.
                              SFA FOLIO COLLECTIONS, INC.
                              SFA REAL ESTATE CO.
                              SFA BOCA INC.
                              SFA POST STREET INC.

                      By: Robert J. Vill
                         ----------------------------
                         Name:   Robert J. Vill
                         Title:  Vice President, Treasurer

AGREED TO AND ACCEPTED
THE CHASE MANHATTAN BANK,
as Administrative Agent

By: NEIL R. BOYLAN
    --------------------
    Name:   NEIL R. BOYLAN
    Title:  VICE PRESIDENT







           SIXTH AMENDMENT AND CONSENT TO SAKS & CO. CREDIT AGREEMENT
           ----------------------------------------------------------